SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2004

ACTIVE POWER, INC.

(Exact Name of Registrant as Specified in Its Charter)

000-30939

(Commission File Number)

Delaware	74-2961657
(State of Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2128 W. Braker Lane, BK12, Austin, Texas	78758
(Address of Principal Executive Offices)	(Zip Code)

(512) 836-6464

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement.

(a) Active Power, Inc. agreed to settlement terms pursuant to which Active Power and Joseph F. Pinkerton, III, its Chairman and Chief Executive Officer, agreed to pay an aggregate of $6.22 million (the “Settlement Amount”) to settle a lawsuit initiated by Magnex Corp., White Enigma LLC and their individual principals (Paul Hodges and Randy Bergeron, respectively). An Order of Dismissal with Prejudice will be filed with the Michigan state court in the Circuit Court for the County of Wayne.

On March 25, 2002, the plaintiffs named Active Power, along with Mr. Pinkerton, Pinkerton Generator, Inc. (a corporation in which Mr. Pinkerton was an officer, director and the primary shareholder), and Caterpillar Inc. in a complaint filed in Michigan state court in the Circuit Court for the County of Wayne. Subsequently, Caterpillar was dismissed from the case.

Active Power’s Board of Directors created a Special Litigation Committee consisting of independent directors to assist the Board in monitoring and assessing and creating strategy with respect to this litigation. The Committee engaged its own legal counsel to advise it regarding this litigation. After due consideration and to avoid the uncertainties and expense of further litigation, the Committee recommended and the members of the Board, with Mr. Pinkerton recused, approved the settlement terms.

The settlement terms did not allocate the Settlement Amount among the remaining defendants and on August 26, 2004 Active Power, Mr. Pinkerton and Pinkerton Generator entered into an Allocation Agreement pursuant to which the remaining defendants agreed upon the allocation of the Settlement Amount and certain other matters related to the litigation. The Allocation Agreement provides that:

•	Active Power will pay $5.0 million of the Settlement Amount;

•	Active Power will reimburse Pinkerton for his actual legal fees incurred in connection with his defense of the lawsuit;

•	Active Power will indemnify Pinkerton with respect to and will not seek reimbursement from Pinkerton or Pinkerton Generator for legal fees which Active Power incurred in connection with the defense of the lawsuit; and

•	Pinkerton will pay $1.22 million of the Settlement Amount.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

10.01	Allocation Agreement dated August 26, 2004 by and among Registrant, Joseph F. Pinkerton, III and Pinkerton Generator, Inc.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVE POWER, INC.

Dated: August 27, 2004	By:	/s/ Joseph F. Pinkerton, III
Joseph F. Pinkerton, III Chairman of the Board, President and Chief Executive Officer

3